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EXHIBIT 10.4

                        CONSENT TO LOAN AND AMENDMENT OF
                               SECURITY AGREEMENT

      This Agreement is made by Northwest Biotherapeutics, Inc. (the "Company") and the undersigned, a holder of one of a series of secured convertible promissory notes issued by the Company dated November 13, 2003 in the aggregate principal amount of $335,000 (the "Notes") and a party to a Security Agreement dated November 13, 2003 among the Company, the undersigned and other holders of the Notes (the "Security Agreement").

      The Company has previously borrowed the principal amount of $50,000 from Toucan Capital Fund II, L.P. ("Toucan"), in accordance with the terms of a 10% Convertible Promissory Note dated February 2, 2004, which loan was made on an unsecured basis to the Company (the "First Toucan Note"). The Company borrowed an additional $50,000 from Toucan in accordance with the terms of a 10% Convertible Secured Promissory Noted dated March 1, 2004 (the "Second Toucan Note"), which was secured by security interest in all the Company's assets in favor of Toucan and which security interest was pari passu with and of equal priority to the security interest granted by the Company to the undersigned and the other holders of the Notes (collectively the "Noteholders") pursuant to the Security Agreement to secure the Notes.

      The undersigned consented to both the First Toucan Note and the Second Toucan Note pursuant to a Consent dated on or about February 2, 2004 and a Consent to Loan and Amendment of Security Agreement dated on or about March 1, 2004 (the "Consent and Amendment").

      Pursuant to a Recapitalization Agreement between the Company and Toucan, the Company desires to borrow an additional $500,000 from Toucan and to consolidate the aggregate $100,000 principal balance and accrued interest of the First Toucan Note and the Second Toucan Note in a new Loan Agreement, Security Agreement and 10% Convertible Secured Promissory Note (the "Third Toucan Note", a copy of which is attached hereto as Exhibit A), and to grant a security interest in all the Company's assets in favor of Toucan, in accordance with the terms of the Third Toucan Note.

      Pursuant to the Recapitalization Agreement, Toucan and/or its designees ("Toucan Designees") may in their discretion loan additional amounts beyond the Third Toucan Note to the Company on such terms as the Company and Toucan and/or Toucan Designees may agree including a security interest in all the Company's assets. The Third Toucan Note together with any additional amounts that may be borrowed by the Company from Toucan and/or Toucan Designees are herein referred to as the "Bridge Financing." The Company will issue warrants to acquire Company securities in connection with the issuance of the Third Toucan Note, any further Bridge Financing and certain equity financing as contemplated in the Recapitalization Agreement (collectively the "Warrants") to Toucan and/or Toucan Designees (collectively "Investor").

      In connection with the Third Toucan Note, the undersigned will either enter into a Subordination Agreement with Toucan pursuant to which the undersigned will subordinate its security interest securing the undersigned's Note or an Intercreditor Agreement pursuant to which the undersigned will retain a security interest that will be pari passu with and of equal priority to, the security interest granted by the Company to Toucan pursuant to the Third Toucan Note and with respect to any other indebtedness of the Company to Toucan.

      Section 4.4 of the Security Agreement states that the Company (x) will not incur, create or permit to exist any Lien on any of the Collateral and will defend, at its own expense, the Collateral against, and will take such other action as is necessary to remove any Lien or claim on or to the Collateral, and
(y) will defend the right, title and interest of the Lenders in and to any of the Collateral against the claims and demands of all persons whomsoever.

      In addition, Section 4.12 of the Security Agreement states, among other things, that the Company shall not create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than the Company's indebtedness to Lenders.

      Section 6 of the Security Agreement states the Security Interest granted hereunder upon the Collateral shall be senior to and have priority over all debt of the Company.

      In connection with the Bridge Financing and the grant of a security interest by the Company to Toucan and/or Toucan Designees to secure the Third Toucan Note and any further Bridge Financing and the issuance of the Warrants, the undersigned consents and agrees to the following:

      (1) Pursuant to Section 9.4 of the Security Agreement, the undersigned hereby consents to and approves of the amendment, modification, termination or waiver of any provision of the Security Agreement or Notes as may be necessary to permit and authorize:
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            (a) the Third Toucan Note, all further Bridge Financing and the
Warrants and the Company's issuance and performance of its obligations under the Third Toucan Note and any further notes or agreements related to any other Bridge Financing and the Warrants; and

            (b) the Company's grant to Toucan and/or to Toucan Designees of a security interest in "Collateral" (as defined in the Third Toucan Note) to secure payment of the Third Toucan Note and any further Bridge Financing;

      (2) The waiver of any event of default under the Security Agreement or the Note which might otherwise arise with respect to the matters described in paragraph (1) above, including, without limitation, as a result of a violation of Sections 4.4, 4.5, 4.12, 4.14, Section 5.1 or Section 6 of the Security Agreement; and acknowledges that the Bridge Financing, the issuance of the Third Toucan Note, any further notes or agreements related to the Bridge Financing and the Warrants and the grant of a security interest in the Collateral to Toucan and/or Toucan Designees will not constitute an event of default under the Security Agreement or the Notes.

      (3) The undersigned's obligations under the Subordination Agreement or the Intercreditor Agreement, as the case may be, supercede the undersigned's agreement in paragraphs 3 and 4 of the Consent and Amendment.

      (4) The undersigned has been advised by the Company to seek advice from the undersigned legal counsel concerning this Agreement and has been given copies of the Recapitalization Agreement and the Third Toucan Note and has received from the Company all information with respect to this Agreement the undersigned has requested.

      Dated this ____ day of April, 2004.

APPROVED:

NORTHWEST BIOTHERAPEUTICS, INC.          NOTE HOLDER:


By
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     Its                                 Signature
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                                         Please print name


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